                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005
                                                 -------------

                             Southwest Bancorp, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Oklahoma                      0-23064                73-1136584
----------------------------      ----------------      ----------------------
(State or other jurisdiction      (Commission file         (IRS Employer
of incorporation)                     number)           Identification Number)


608 South Main Street, Stillwater, Oklahoma     74074
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)     (Zip Code)


Registrant's telephone number, including area code:  (405) 372-2230
                                                     --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.01. Entry into a Material Definitive Agreement.
------------------------------------------------------
Item 5.02. Departure of Director
--------------------------------

         On May 13, 2005, Southwest Bancorp, Inc. ("Southwest") entered into a Selling Shareholder Agreement (the "Agreement") with Betty B. Kerns ("BBK"), the Joyce P. Berry Revocable Trust, the Joe M. Berry Trust, the Berry Charitable Remainder Trust, and BKP, L.L.C. (the "Selling Shareholders"). Under the terms of the Agreement, Southwest agreed to repurchase from the Selling Shareholders an aggregate of 689,796 shares of Southwest common stock, par value $1.00 per share, for a price per share of $18.00. Under the terms of the Agreement, BBK also agreed to the cancellation of all the outstanding stock options previously granted to her in exchange for a payment from Southwest equal to the excess of $18.00 over the exercise price per share for the 10,826 options that were exercisable by BBK on May 13, 2005. The total consideration payable by Southwest to the Selling Shareholders under the Agreement is approximately $12.5 million. The shares to be repurchased under the Agreement represent approximately 5.65% of the approximately 12. 2 million shares of Southwest common stock outstanding on May 13, 2005. The last reported sale price of Southwest common stock reported on the Nasdaq National Market on May 13, 2005 was $18.68 per share.

         Approximately 680,000 of the shares to be repurchased under the Agreement were held by entities related to the estate of Joyce P. Berry, a former director of Southwest, who died earlier this year. The Selling Shareholders have indicated that a significant portion of the proceeds from the sale will be used to pay taxes on the estate. BBK is a management official or trustee of, or has a financial interest in, each of the other Selling Shareholders, and has previously filed a Schedule 13D reporting beneficial ownership of the subject shares.

         BBK has served as a director of Southwest and Stillwater National Bank and Trust Company, Southwest's primary banking subsidiary, since 2000. Under the terms of the Agreement, BBK resigned from these boards of directors effective May 13, 2005, and represented that her resignation was not due to any disagreement with Southwest or any matter relating to Southwest's operations, policies, or practices. The boards of directors have accepted her resignation.

         On May 16, 2005, Southwest acquired 669,302 shares of common stock under the Agreement, and all of the stock options previously granted to BBK were cancelled. Southwest expects to acquire the remaining 20,494 shares of common stock under the Agreement on or before May 20, 2005.

         Southwest and its bank subsidiaries, Stillwater National Bank and Trust Company and SNB Bank of Wichita will remain well-capitalized for regulatory purposes after the repurchase of shares and cancellation of options under the Agreement.

         The foregoing description of the Agreement is only a summary and is qualified in its entirety by the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is hereby incorporated by reference.

Forward-Looking Statements
--------------------------

         This report includes forward-looking statements, such as: statements of Southwest's goals, intentions, and expectations, including its ability to conclude the transactions subject to the agreement described herein and the effects of those transactions on Southwest, its shareholders, and its subsidiaries. These forward-looking statements are subject to significant uncertainties because they are based upon: future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate its future results.

Item 9.01 Financial Statements and Exhibits.
--------------------------------------------

(a) Financial statements of businesses acquired. Not applicable.
(b) Pro forma financial information. Not applicable.
(c) Exhibits.
    10.1 Selling Shareholder Agreement dated May 13, 2005 by and among the shareholders identified on Schedule I thereto, Betty B. Kerns and Southwest Bancorp, Inc.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Southwest Bancorp, Inc.

                                     By /s/ Rick Green
                                        -------------------------------------
                                        Rick Green
                                        President and Chief Executive Officer
Dated: May 16, 2005